UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016

CITIZENS HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	001-15375	64-0666512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Main Street, Philadelphia, Mississippi		39350
(Address of principal executive offices)		(Zip Code)

(601) 656-4692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Corporation held its Annual Meeting of Shareholders on April 26, 2016. There were 4,045,870 shares, or 82.99%, of the Corporation’s issued and outstanding shares of common stock represented either in person or by proxy at the Annual Meeting. The Corporation solicited proxies pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, and there were no solicitations in opposition to management’s solicitations.

The shareholders considered and voted upon four proposals at the Annual Meeting. The proposals were described in the Corporation’s Proxy Statement.

The first proposal was to set the number of directors to serve on the Board of Directors at ten members. The shareholders of the Corporation adopted this proposal by a vote of 3,978,611 shares for the proposal and 62,288 shares against the proposal, with 4,971 abstentions.

The second proposal concerned the election of three Class II directors to a three-year term expiring in 2019. The votes for each nominee were:

	Votes For	Votes Withheld	Broker Non-vote
David A. King	3,145,783	21,204	878,883

Greg L. McKee	3,145,618	21,369	878,883

Terrell E. Winstead	3,145,983	21,004	878,883

The third proposal was to conduct an advisory (non-binding) vote on the compensation paid to our executive officers. The shareholders approved the executive officer compensation by a vote of 3,090,251 for the proposal, 52,520 against the proposal and with 24,216 abstentions and 878,883 broker non-votes.

Finally, the shareholders considered and voted upon a proposal to ratify HORNE LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2016. The shareholders of the Corporation adopted this proposal by a vote of 4,023,073 for the proposal to 17,826 votes against, with 4,971 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS HOLDING COMPANY

Date: April 27, 2016	By:	/s/ Robert T. Smith
Robert T. Smith
Treasurer and Chief Financial Officer,
(Principal Financial and Accounting Officer)